Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the amendment to the Enovis Corporation 2020 Omnibus Incentive Plan of our reports dated February 26, 2026 with respect to the consolidated financial statements of Enovis Corporation and the effectiveness of internal control over financial reporting of Enovis Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
May 19, 2026